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                                                              EXHIBIT (a)(ii)

                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

                                 CERTIFICATIONS

I, Patrick H. Dudasik, certify that:

            1. I have reviewed this report on Form N-CSR of Calamos Investment
               Trust;

            2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

            3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

            4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) for the registrant and have:

            a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

            b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

            c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal half-year (the registrant's second fiscal half-year in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

            5. The registrant's other certifying officer and I have disclosed to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):



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            a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize, and report financial information; and

            b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


            Date: November 18, 2004
                  -------------------

                                                /s/ Patrick H. Dudasik
                                               ------------------------------
                                                Principal Financial Officer



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                           SECTION 906 CERTIFICATION


Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Calamos Investment Trust (the "Company"), hereby certifies, to his knowledge, that the Company's Report on Form N-CSR for the period ended March 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 30, 2004

/s/ John P. Calamos, Sr.
------------------------------------------
Name:  John P. Calamos, Sr.
Title: Principal Executive Officer



/s/ Patrick H. Dudasik
------------------------------------------
Name:  Patrick H. Dudasik
Title: Principal Financial Officer


This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed "filed" for purposes of section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934.

A signed original of this certificate required by Section 906 has been provided to Calamos Investment Trust and will be retained by Calamos Investment Trust and furnished to the Securities and Exchange Commission or staff upon request.




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